UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): December 12, 2009

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

 Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction Of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

The Merger Agreement

General

On December 12, 2009, Highbury Financial Inc. (“Highbury”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Affiliated Managers Group, Inc., a Delaware corporation publicly traded on the New York Stock Exchange (“AMG”), Manor LLC, a newly formed Delaware limited liability company and a wholly-owned subsidiary of AMG (“Merger Sub”), and Highbury, pursuant to which Highbury will merge with and into the Merger Sub (the “Merger”).  Following the Merger, the separate corporate existence of Highbury will cease and Merger Sub will continue as the surviving limited liability company under the name “Manor LLC” and be the wholly-owned subsidiary of AMG.

Consideration

Pursuant to the Merger Agreement, the holders of shares of common stock, par value $0.0001 per share, of Highbury (the “Highbury Common Stock”) will receive 1,748,879 shares of common stock, par value $0.01 per share (the “AMG Common Stock”), in the aggregate as consideration in the Merger (the “Aggregate Merger Consideration”), subject to potential adjustment as described below.  At the effective time of the Merger, each share of Highbury Common Stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and automatically converted into the right to receive such number of shares of AMG Common Stock as is equal to the Aggregate Merger Consideration divided by the number of shares of Highbury Common Stock issued and outstanding immediately prior to the effective time of the Merger, following (i) the exchange of Series B Convertible Preferred Stock, par value $0.0001 per share, of Highbury (the “Series B Preferred Stock”) for newly issued shares of Highbury Common Stock pursuant to the terms of an exchange agreement entered into by Highbury with each holder of Series B Preferred Stock and (ii) the exercise or expiration of all of Highbury’s outstanding warrants which expire on January 25, 2010 (other than shares owned or held directly by Highbury and other than shares of Highbury Common Stock held by stockholders who are entitled to demand and have properly demanded appraisal rights in connection with the Merger).  Assuming that all of Highbury’s outstanding warrants are exercised and the Aggregate Merger Consideration is not adjusted, then of the 1,748,879 shares of AMG Common Stock that will be issued as consideration in the Merger, 336,729 shares will be issued to the former holders of the Series B Preferred Stock.  If the revenue run rate of Highbury’s wholly-owned operating subsidiary, Aston Asset Management LLC (“Aston”), as of the end of the calendar month prior to the closing of the Merger, attributable to clients who consent to continuing their agreements following the Merger is less than 90% of the revenue run rate as of November 30, 2009 (without giving effect to market movement between those two dates) then the Aggregate Merger Consideration payable to Highbury stockholders will be reduced by 1% for each 1% by which the revenue run rate as of the end of the calendar month prior to the closing of the Merger is less than 90% of the revenue run rate as of November 30, 2009 (without giving effect to market movement between those two dates).

In addition, immediately prior to the closing of the Merger, subject to applicable law and the terms of the Merger Agreement, the board of directors of Highbury is permitted to declare a special dividend, payable upon the closing of the Merger, to all holders of record of shares of Highbury Common Stock immediately prior to the effective time of the Merger (including the holders of shares of Highbury Common Stock issued in exchange for shares of Series B Preferred Stock) in an aggregate amount equal to Highbury’s working capital (including all Highbury liabilities then outstanding) as of the end of the calendar month prior to the closing of the Merger minus $5,000,000.

In connection with the Merger Agreement, each holder of shares of Highbury’s Series B Preferred Stock has agreed, immediately prior to the closing of the Merger, to exchange its shares of Series B Preferred Stock, and any accrued and unpaid dividends thereon, for shares of Highbury Common Stock.  The exchange ratio shall be the same as set forth in the Certificate of Designation of the Series B Preferred Stock.

Closing

The closing of the Merger will take place on the tenth business day after the first calendar month in which the conditions to the Merger contained in the Merger Agreement are either satisfied or waived.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by Highbury, on the one hand, and AMG and Merger Sub, as applicable, on the other hand. Such representations relate to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure, (c) the absence of undisclosed liabilities and changes, (d) assets, properties and intellectual property, (e) contracts, (f) compliance with laws, (g) litigation, (h) related party transactions, (i) taxes, (j) regulatory reports and financial statements, (k) employee benefits and (l) certain matters relating to Aston.

Covenants

Each party to the Merger Agreement has agreed to perform or comply with certain customary covenants, including but not limited to, covenants related to (a) the parties’ conduct of their respective businesses between the signing and closing of the Merger Agreement, (b) restrictions on Highbury’s ability to solicit, negotiate or enter into an acquisition transaction with another party, (c) the parties’ cooperation and efforts to prepare and file a joint proxy statement with respect to the Merger and a registration statement for the shares of AMG Common Stock to be issued as consideration in the Merger and the effectiveness of the registration statement, (d) requirements to call a meeting of the Highbury stockholders in order to obtain the requisite stockholders approval of the Merger, (e) requirements to use reasonable best efforts to obtain board and shareholder approvals of each registered investment company advised by Aston of new advisory contracts with Aston to be in effect after the closing of the Merger, the election of certain nominees to the board of trustees of each such registered investment company and the continuation of each of Aston’s existing sub-advisory contracts, (f) using reasonable best efforts to make all appropriate regulatory and other filings, and to obtain all required governmental approvals (including antitrust approvals) and third-party consents to the Merger, (g) Highbury’s obligation to provide AMG with access to information concerning its business, including monthly financing statements and information concerning assets under management (subject to confidentiality obligations), (h) making public announcements between the signing and closing of the Merger Agreement and (i) certain other customary covenants.

Closing Conditions

The obligations of each of Highbury and AMG to complete the Merger are subject to the satisfaction or waiver by the other party at or prior to the closing date of various conditions, including: (a) the approval of the Merger by the stockholders of Highbury; (b) the receipt of all required regulatory approvals, including approval under the Hart-Scott Rodino Antitrust Improvements Act; (c) the effectiveness of the registration statement covering the shares of AMG Common Stock to be issued under the Merger Agreement and the approval of such shares for listing on the New York Stock Exchange; (d) confirmation that all of the outstanding Highbury warrants have expired or have been exercised in full, in accordance with their terms; (e) the revenue run rate of Aston as of the end of the month prior to the closing of the Merger being at least equal to 82.5% of the revenue run rate as of November 30, 2009 (giving effect to market movements); and (f) the revenue run rate of Aston as of the end of the month prior to the closing of the Merger, attributable to clients who consent to continuing their agreements with Aston following the Merger, being at least equal to 80% of the revenue run rate as of November 30, 2009 (without giving effect to market movements).

In addition, the parties’ obligations to complete the Merger are subject to the satisfaction or waiver by the other party at or prior to the closing date of the following conditions: (a) the accuracy of the parties’ respective representations and warranties contained in the Merger Agreement; (b) the performance by each of Highbury and AMG in all material respects of their respective obligations under the Merger Agreement; (c) the receipt by each registered investment company advised by Aston of board and shareholder approval of a new advisory contract with Aston, and the election of not less than nine AMG nominees to the board of trustees of each such registered investment company; (d) the receipt by each registered investment company advised by Aston of board approval of certain sub-advisory agreements with Aston and the continued effectiveness of certain specified sub-advisory agreements and related agreements with Aston; (e) the continued effectiveness of certain ancillary agreements described below and the continued employment by Aston of certain individuals; and (f) the absence of a material adverse effect (as defined in the Merger Agreement) on either Highbury or AMG.

In addition, upon entering into the Merger Agreement, AMG also entered into separate voting agreements with each of Stuart D. Bilton, Kenneth C. Anderson, R. Bruce Cameron, Richard S. Foote, Aidan J. Riordan, Hoyt Ammidon Jr., R. Bradley Forth, Broad Hollow LLC and Woodbourne Partners, L.P.  pursuant to which, each of the stockholders has agreed, subject to the terms thereof, to vote all shares of Highbury Common Stock and Series B Preferred Stock owned by them in accordance with the terms of the voting agreement.  The shares of Highbury Common Stock and Series B Preferred Stock subject to voting agreements represent, in the aggregate, 5,607,813 shares, or approximately 30% of the shares, of Highbury Common Stock entitled to vote to approve the Merger.

Termination

The Merger Agreement may be terminated prior to closing:

(1)  by mutual written consent of Highbury and AMG;

(2)  by AMG if the board of directors of Highbury fails to recommend, or withdraws or modifies its recommendation of the Merger Agreement to its stockholders, fails to call or hold the stockholders meeting or breaches any of its material obligations relating to entering into transactions with other parties;

(3)  by Highbury prior to the approval of the Merger and Merger Agreement by the required votes, if the board of directors of Highbury determines in good faith and after consultation with its advisors that failure to terminate the Merger Agreement would be inconsistent with its fiduciary duties;

(4)  by either Highbury or AMG if:
(a)  the Merger is not consummated on or before August 13, 2010;
(b)  a governmental authority enters a final and non-appealable order that prohibits the Merger;
(c)  the holders of Highbury Common Stock (including the holders of the Series B Preferred Stock who will vote together with the holders of Highbury Common Stock in accordance with the Certificate of Designation for the Series B Preferred Stock) fail to approve the Merger;
(d)  the other party is in breach of the Merger Agreement in a manner which prevents satisfaction of the closing conditions, which breach either is not capable of being cured or is not cured within 10 business days’ following notice of such breach, provided that the terminating party is not in material breach of the Merger Agreement; or
(e)  if a material adverse effect (as defined in the Merger Agreement) has occurred with respect to the other party.

If the Merger Agreement is terminated as a result of (4)(c) above, Highbury will pay AMG’s reasonable transaction expenses, up to  $1,000,000.  If the Merger Agreement is terminated by AMG pursuant to (2) above or by Highbury pursuant to (3) above, Highbury must pay a termination fee to AMG of $3.6 million less any previously paid expenses.  Highbury will also be required to pay AMG the termination fee if either party terminates the Merger Agreement pursuant to (4)(c) above or AMG terminates the Merger Agreement pursuant to 4(d) above and, in either case, an acquisition proposal was publicly made by a third party with respect to Highbury at the time of such termination and within 12 months of termination Highbury (i) enters into a definitive agreement with respect to an acquisition proposal, and such proposal is subsequently consummated, or (ii) consummates such acquisition proposal.

The foregoing is a summary of the material terms of the Merger Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about AMG or Highbury. The representations and warranties were made only for purposes of such agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement, with respect to certain matters, rather than for the purpose of  establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not, and are not intended to be, third party beneficiaries under the Merger Agreement, and should not rely on the representations and warranties as characterizations of the actual state of facts or conditions of AMG or Highbury. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in AMG’s or Highbury’s public disclosures.

Amended and Restated Limited Partnership Agreement of Aston Asset Management, LP

In connection with the entering into of the Merger Agreement, Aston, Merger Sub and certain employee members of the Aston management team entered into an Amended and Restated Limited Partnership Agreement of Aston (the “LP Agreement”) to be effective immediately prior to the closing of the Merger.  Pursuant to the terms of the LP Agreement, immediately prior to the closing of the Merger, Aston will be converted into a limited partnership under Delaware law and shall operate under the LP Agreement following such conversion.  Merger Sub will be the general partner of the partnership following such conversion, and the Aston management employees will be limited partners of the partnership.  Pursuant to the LP Agreement, 67% of the revenues (the “Operating Allocation”) of Aston is allocated for use by management of Aston to pay the operating expenses of Aston, including salaries and bonuses.  The remaining 33% of the revenues (the “Owners Allocation”) of Aston is allocated to the owners of Aston.  The Owners’ Allocation is allocated among the partners of Aston according to their relative ownership interests.  Of the 33% Owners Allocation, 1.7% of Aston revenue is allocated to Stuart Bilton and 1.3% of Aston revenue is allocated to Kenneth Anderson.  Pursuant to the LP Agreement, 28% of Aston revenues (or 85% of the Owners' Allocation) is allocated to Merger Sub and the remaining 5% of Aston revenues (or 15% of the Owners' Allocation) is allocated among the management limited partners as a group, including the interests of Messrs. Bilton and Anderson described above.  Messrs. Bilton and Anderson are currently directors of Highbury.  Pursuant to the terms of the current Management Agreement (as defined below) between the management stockholders and Highbury, 72% of the revenues of Highbury is allocated to Operating Allocation.  Under the terms of the LP Agreement, the 5% difference in revenues that is no longer allocated to Operating Allocation, as is currently provided for under the existing Management Agreement, is provided to the management limited partners as Owners’ Allocation.

Merger Sub’s contractual share of revenues has priority over the distributions to the management members in the event Aston’s actual operating expenses exceed the Operating Allocation.  As a result, excess expenses first reduce the portion of the Owners’ Allocation allocated to the management limited partners until the management limited partners’ allocation is eliminated, after which Merger Sub’s allocation is reduced.

The limited partnership interests owned by the management limited partners are subject to certain put and call rights upon the happening of certain events and are generally restricted from being transferred by the management limited partners.

Employment Agreements

As a condition to AMG entering into the Merger Agreement each of Stuart Bilton and Kenneth Anderson and certain other key employees of Aston (the “Key Employees”), entered into employment agreements, dated as of December 12, 2009, with Highbury, Aston and Merger Sub (the “Employment Agreements”).  The Employment Agreements will become effective upon the closing of the Merger and will terminate upon termination of the Merger Agreement if the closing of the Merger does not occur.  The term of each Employment Agreement is 15 years except for the Employment Agreement with Mr. Bilton which has a term of four years.  The Key Employees’ compensation (including salary and bonus) will be determined by a management committee of Aston (the “Management Committee”) or its delegates in accordance with the LP Agreement.  The Key Employees will hold those positions and perform such duties as assigned to them in accordance with the LP Agreement.  The Key Employees may only be terminated (i) for cause by Merger Sub, as the general partner of Aston, or by the Management Committee upon consent of Merger Sub, (ii) other than for cause, by the Management Committee with the prior consent of Merger Sub, (iii) upon permanent incapacity or (iv) upon death.  Each Employment Agreement includes restrictions on competition and solicitation of clients and employees for a term expiring one year after termination of the Employment Agreement, except for the Employment Agreements with Messrs. Bilton and Anderson which include restrictions on competition and solicitation for a term expiring two years after termination of the Employment Agreement.

Partner Non-Competition Agreements

As an additional condition to AMG entering into the Merger Agreement, each of Stuart Bilton and Kenneth Anderson entered into Partner Non-Competition Agreements, dated as of December 12, 2009, with Highbury, Aston and Merger Sub.  The Partner Non-Competition Agreements will become effective upon the closing of the Merger and will terminate upon the termination of the Merger Agreement if the closing of the Merger does not occur.  For a period of six years (or, in certain cases with respect to Mr. Anderson, two years) after the closing of the Merger, Messrs. Bilton and Anderson agree they will not compete with Aston or solicit clients or employees of Aston or Merger Sub.

Severance Agreements

In connection with entering into of the Merger Agreement, Highbury entered into Severance Agreements, dated as of December 12, 2009 (the “Severance Agreements”), with Richard S. Foote, Highbury’s President and Chief Executive Officer, and R. Bradley Forth, Highbury’s Executive Vice President, Chief Financial Officer and Secretary.  The Severance Agreements terminate on December 31, 2010.

Pursuant to the Severance Agreements, if Mr. Foote or Mr. Forth (i) is terminated for cause (as defined in the Severance Agreements) or (ii) voluntarily terminates his employment with Highbury, other than a voluntary termination for good reason (as defined in the Severance Agreements), then Highbury shall pay to Mr. Foote or Mr. Forth, as the case may be, his base salary earned but unpaid through the date of termination (the “Earned Salary”) and any vested amounts or benefits owing to him under Highbury’s otherwise applicable employee benefit plans and programs, including any compensation previously deferred by him (together with any accrued earnings thereon) and not yet paid (the “Accrued Obligations”).

If the employment of Mr. Foote or Mr. Forth is terminated (i) by Highbury without cause, (ii) due to the death or (iii) voluntarily for good reason, then Highbury shall pay to Mr. Foote or Mr. Forth, as the case may be, the following: (a) his Earned Salary, (b) his Accrued Obligations and (c) a separation payment (the “Separation Payment”) equal to $584,000, in the case of Mr. Foote, and $292,000, in the case of Mr. Forth (each amount equal to the sum of his respective base salary currently in effect and the amount payable to him as an annual incentive payment for services rendered by him in 2009).  As described in the Severance Agreements, the definition of “termination for good reason” requires both a change in control of Highbury and the occurrence of certain enumerated events.  A change of control of Highbury (as defined in the Severance Agreements) includes the transactions contemplated by the Merger Agreement.  As the Merger Agreement calls for the resignation of all of Highbury’s officers, as a condition to the closing, “good reason” also includes each executive’s voluntary resignation after the conditions to closing of the Merger have been satisfied, to be effective upon the closing of the Merger.

Payment of the Separation Payment is contingent upon Mr. Foote or Mr. Forth, as the case may be, executing a general release agreement in favor of Highbury within 60 days of his termination.  The Separation Payment shall be payable in all cases, other than death, as soon as practicable (but no later than 10 days) following the expiration of the seven-day revocation period stated in the general release agreement, and in the case of death, within 30 days after death.  In addition, Mr. Forth will be subject to a six-month post-termination non-competition commitment in favor of Highbury.

The foregoing is a summary of the material terms of the Severance Agreements, copies of which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Severance Agreements.

Item 1.02  Termination of a Material Definitive Agreement

Office Services Agreement

On October 31, 2007, Highbury entered into an office services agreement (the “Office Services Agreement”) with Berkshire Capital Securities LLC (“Berkshire Capital”) which provides for a monthly fixed fee of $10,000 for office and secretarial services including use and access to Highbury’s office in Denver, Colorado and those other office facilities of Berkshire Capital as Highbury may reasonably require as well as information technology equipment and access to numerous subscription-based periodicals and databases. In addition, certain employees of Berkshire Capital provide Highbury with financial reporting, administrative and information technology support on a daily basis. R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President, Chief Executive Officer and Director, and R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary are employees and equity owners of Berkshire Capital.

In connection with the signing of the Merger Agreement, Highbury and Berkshire Capital entered into a Termination Agreement, dated as of December 12, 2009 (the “Berkshire Termination Agreement”), pursuant to which the Office Services Agreement will terminate at the time of the closing of the Merger.  This summary is qualified in its entirety by reference to the Berkshire Termination Agreement which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Financial Advisor Engagement

Highbury previously engaged Berkshire Capital to act as its non-exclusive financial adviser in connection with possible acquisitions and a review of strategic alternatives. If Highbury enters into an agreement to acquire a target company during the term of Berkshire Capital’s engagement or within two years thereafter, and such acquisition is completed, then Highbury will pay Berkshire Capital a success fee at closing equal to the greater of (a) the sum of 3.0% of the first $15 million of the aggregate consideration in such transaction and 1.0% of the aggregate consideration in such transaction in excess of $15 million, and (b) $600,000. If, on or before September 18, 2011, Highbury enters into an agreement for its sale, and such sale is completed, then Highbury will pay Berkshire Capital a success fee at closing equal to the greater of (x) 1.0% of the aggregate consideration in such transaction and (y) $1,000,000. Upon the execution of a definitive agreement with respect to an acquisition, Highbury will pay Berkshire Capital $200,000, and upon the execution of a definitive agreement with respect to a sale, Highbury will pay Berkshire Capital $150,000, which, in each case, will be credited against the success fee. Highbury will also reimburse Berkshire Capital for its reasonable expenses in performing its services under the engagement letter and will indemnify Berkshire Capital for liabilities it incurs in performing such services, unless such liabilities are attributable to Berkshire Capital’s gross negligence or willful misconduct. R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President, Chief Executive Officer and Director, and R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary are employees and equity owners of Berkshire Capital. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Berkshire Capital. Berkshire Capital has agreed to take such measures as necessary to ensure that Messrs. Cameron, Foote and Forth do not receive compensation from Berkshire Capital directly from the fee paid to Berkshire Capital in connection with any sale transaction.

Pursuant to the terms of the Berkshire Termination Agreement, Berkshire Capital’s engagement as financial advisor of Highbury will terminate at the time of the closing of the Merger.  This summary is qualified in its entirety by reference to the Berkshire Termination Agreement which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Management Stockholder Agreements

On August 10, 2009, Highbury entered into (i) an Exchange Agreement (the “First Exchange Agreement”) with the holders (the “B Investors”) of Series B limited liability company interests of Aston (“Series B LLC Units”) and the persons named as management stockholders therein who own interests in certain of the B Investors and are employees of Aston (the “Management Stockholders”), pursuant to which the B Investors exchanged their Series B LLC Units for shares of Series B Preferred Stock, (ii) an Investor Rights Agreement with the B Investors and the Management Stockholders (the “Investor Rights Agreement”) which granted the B Investors certain registration rights and placed certain restrictions on the transfer of the Series B Preferred Stock issued to the B Investors and (iii) a Management Agreement with each of the Management Stockholders and Aston which delegates certain powers to a management committee composed initially of Management Stockholders to operate the business of Aston (the “Management Agreement”), each as described in Highbury’s Current Report on Form 8-K filed with the SEC on August 11, 2009.

On September 14, 2009, Highbury entered into (i) an Exchange Agreement (the “Second Exchange Agreement”) with the B Investors pursuant to which the B Investors agreed to exchange up to 36% of their shares of Series B Preferred Stock to Highbury for up to 1,620,000 shares of Common Stock of Highbury and (ii) an Amended and Restated Investors Rights Agreement (the “Amended and Restated Investor Rights Agreement”) with the B Investors and Management Stockholders, each as described in Highbury’s Current Report on Form 8-K/A filed with the SEC on September 14, 2009.

In connection with the signing of the Merger Agreement, Highbury and each of the B Investors have entered into an Exchange Agreement, dated as of December 12, 2009 (the “Exchange Agreement”), pursuant to which the B Investors will exchange all of their shares of Series B Preferred Stock for newly issues shares of Highbury Common Stock immediately prior to the effective time of the Merger.

In connection with the signing of the Merger Agreement, Highbury, Aston, the B Investors and the Management Stockholders entered into a Termination Agreement, dated as of December 12, 2009 (the “Management Termination Agreement”), pursuant to which the First Exchange Agreement, the Second Exchange Agreement, the Amended and Restated Investor Rights Agreement and the Management Agreement will each terminate effective immediately prior to the time of the closing of the Merger.  Notwithstanding the termination of the foregoing agreements, the parties to the Management Termination Agreement agreed that the Management Termination Agreement will not affect in any way Highbury’s, Aston’s, the B Investors’ or the Management Stockholders’ rights or obligations under such agreements relating to any indemnification, exculpation or contribution provisions therein.  This summary is qualified in its entirety by reference to the Management Termination Agreement which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders

On December 12, 2009, Highbury entered into Amendment Number One to Rights Agreement with Continental Stock Transfer & Trust Company (the “Amendment”) relating to Highbury’s Series A Junior Participating Preferred Stock.  Pursuant to the Amendment, AMG and its affiliates are excluded from the definition of “Acquiring Person” in connection with any actions taken pursuant to any merger or acquisition agreement and any related voting agreement to the extent that such merger or acquisition agreement is approved by the Board of Directors of Highbury.  The Amendment was entered into so that the Merger described in Item 1.01 would not trigger the exercise of the rights under the Rights Plan.

The Amendment is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Amendment.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included under the headings “Employment Agreements” and “Severance Agreements” under Item 1.01 above is incorporated herein by reference.

On December 12, 2009, in consideration of the exceptional effort and time commitment required of R. Bradley Forth both to effect the special dividend in October 2009 and in connection with the negotiation and execution of the Merger Agreement, the Compensation Committee determined to award Mr. Forth a one-time non-recurring recognition bonus of $25,000. This bonus is in addition to the annual incentive award otherwise payable to Mr. Forth in respect of his and Highbury's performance in 2009 and will be paid in December 2009.

Item 7.01  Regulation FD Disclosure

Highbury issued a press release on December 14, 2009, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by reference, in which it announced the execution of the Merger Agreement.  This information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 10.1	Agreement and Plan of Merger, dated as of December 12, 2009, among Affiliated Managers Group, Inc., Manor LLC and Highbury Financial Inc.
Exhibit 10.2	Severance Agreement, dated as of December 12, 2009, between Highbury Financial Inc. and Richard S. Foote.
Exhibit 10.3	Severance Agreement, dated as of December 12, 2009, between Highbury Financial Inc. and R. Bradley Forth.
Exhibit 10.4	Termination Agreement, dated December 12, 2009, between Highbury Financial Inc. and Berkshire Capital Securities LLC.
Exhibit 10.5	Termination Agreement, dated December 12, 2009, between Highbury Financial Inc., Aston Asset Management LLC, and the investors and management stockholders named therein.
Exhibit 10.6	Amendment Number One to Rights Agreement, effective as of December 12, 2009, by and between Highbury Financial Inc. and Continental Stock Transfer & Trust Company.
Exhibit 99.1	Press Release of Highbury Financial Inc., dated December 14, 2009.

Where to Find Additional Information

Highbury and AMG intend to file with the Securities and Exchange Commission (the “SEC”) a joint registration statement and proxy statement, which will contain a prospectus relating to the securities AMG intends to issue in the proposed Merger and a preliminary proxy statement in connection with the proposed Merger, and Highbury intends to mail a definitive proxy statement and other relevant documents to Highbury stockholders. Stockholders of Highbury and other interested persons are advised to read, when available, Highbury’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Highbury’s solicitation of proxies for the special meeting to be held to approve the Merger because these proxy statements will contain important information about AMG, Highbury and the proposed Merger. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, CO 80202, Attention: Corporate Secretary, Tel: (303) 357-4802.

Highbury and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Highbury’s stockholders in connection with the special meeting to be held to approve the Merger. Additional information concerning Highbury’s directors and executives officers, including information regarding Highbury’s directors’ and officers’ beneficial ownership of Highbury common stock and preferred stock, will be included in the preliminary and definitive proxy statements filed with the SEC when the preliminary and definitive proxy statements become available.

2009 Annual Meeting

Additional information relating to Highbury’s director nominees and its 2009 annual meeting is included in the Definitive Proxy Statement filed with the SEC on November 24, 2009.  The Definitive Proxy Statement and any other documents filed by Highbury with the SEC may be obtained free of charge at the SEC’s web site at http://www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Commission by Highbury on the “Investor Information” pages of Highbury’s website at http://www.highburyfinancial.com, or by contacting Richard S. Foote at (212) 688-2341. Investors and security holders should read the proxy statement and the other relevant materials when they become available before making any voting or other decision with respect to the 2009 annual meeting.  Highbury and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Highbury’s stockholders in connection with the 2009 annual meeting of stockholders. Additional information concerning Highbury’s directors and executives officers is included in the Definitive Proxy Statement filed with the SEC.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed Merger between AMG and Highbury, other statements relating to future results, strategy and plans of AMG and Highbury (including certain projections and business trends, and statements which may be identified by the use of the words “may”, “intend”, “expect” and like words), and statements relating to the amount of the special dividend, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. For AMG, these risks and uncertainties include, but are not limited to changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance of AMG’s affiliates and their ability to effectively market their investment strategies and other risks detailed from time to time in AMG’s filings with the SEC.  For Highbury, factors include, but are not limited to: the successful combination of Highbury with AMG’s business, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction. Additional information other factors that may cause actual results and Highbury’s performance to differ materially is included in Highbury’s periodic reports filed with the SEC, including but not limited to Highbury’s Form 10-K for the year ended December 31, 2008 and subsequent Forms 10-Q. Copies may be obtained by contacting Highbury or at the SEC’s web site at http://www.sec.gov. Highbury cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Highbury undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Richard S. Foote
President and Chief Executive Officer

Date: December 14, 2009

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Agreement and Plan of Merger, dated as of December 12, 2009, among Affiliated Managers Group, Inc., Manor LLC and Highbury Financial Inc.
Exhibit 10.2	Severance Agreement, dated as of December 12, 2009, between Highbury Financial Inc. and Richard S. Foote.
Exhibit 10.3	Severance Agreement, dated as of December 12, 2009, between Highbury Financial Inc. and R. Bradley Forth.
Exhibit 10.4	Termination Agreement, dated December 12, 2009, between Highbury Financial Inc. and Berkshire Capital Securities LLC.
Exhibit 10.5	Termination Agreement, dated December 12, 2009, between Highbury Financial Inc., Aston Asset Management LLC, and the investors and management stockholders named therein.
Exhibit 10.6	Amendment Number One to Rights Agreement, effective as of December 12, 2009, by and between Highbury Financial Inc. and Continental Stock Transfer & Trust Company.
Exhibit 99.1	Press Release of Highbury Financial Inc., dated December 14, 2009.